SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
                                              [_]  Confidential, for Use of the
[  ]  Preliminary Proxy Statement             Commission Only (as permitted by
[  ]  Definitive Proxy Statement              Rule 14A-6(e)(2))

[_]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                         JORDAN AMERICAN HOLDINGS, INC.
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                (Name of Registrant as Specified In Its Charter)

                               WALLACE NEAL JORDAN
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.

         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

                                    EXHIBIT 1

August 16, 2001


Re: Jordan American Holdings, Inc. ("Jordan American")


Dear Shareholder:


My name is Wallace Neal Jordan. I own of record approximately 4,350,000, or in excess of 30%, of the issued and outstanding shares of common stock, $0.001 par value per share ("Common Stock"), of Jordan American. In addition, I own options and warrants to purchase an additional approximately 560,000 shares of Common Stock, so that I beneficially own in excess of 33% of the Common Stock.

As you may or may not know, I intend to wage a proxy contest for control of Jordan American with its incumbent management. To protect the integrity of that contest, I have commenced a law suit to protect the voting rights of all shareholders from dilution. In this regard, and before formal proxy solicitations begin, I thought it might be of interest to you to read the enclosed news releases from Dow Jones News Wires that discuss the reasons behind my decision to wage a proxy contest, and the legal steps I took in June to protect voting rights of shareholders. The author of the stories, which were published on June 22 and July 6, 2001, and are available on the internet at www.quicken.com, is Ben Siegel. These stories were not solicited, and no payment for the preparation or publication of these stories was made, by me or on my behalf.

In the near future, I will be filing proxy solicitation materials, including a proxy statement (the "Proxy Statement"), with the Securities and Exchange Commission (the "Commission") with respect to the annual meeting of Shareholders of Jordan American scheduled for September 25, 2001. I intend to mail a copy of the Proxy Statement to all shareholders who owned Common Stock on August 6, 2001, the record date for that meeting. In addition, a copy of the Proxy Statement, when it is available, as well as a copy of the Amendments to my
Schedule 13-D that the enclosed stories summarize, which currently are available, may be obtained free of charge from my attorneys, by sending a written request to Kent, Beatty & Gordon, LLP, 425 Park Avenue, New York, New York, 10022-3598, attention: Harry C. Beatty, Esq. The various Amendments to my
Schedule 13-D also are, and the Proxy Statement and any other relevant documents also will be, available free of charge at the Commission's web site at www.sec.gov/edgar.shtml.


YOU SHOULD READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.


With best wishes for a happy and healthy Summer and Fall full of productive investments, I remain


Faithfully yours,


W. Neal Jordan

                                    EXHIBIT 2

Jordan American Ex-CEO Sues 2 Company Officials>ELKO

Updated: Friday, July 6, 2001 05:12 PM ET

WASHINGTON (Dow Jones)--Former Jordan American Holdings Inc. (JAHI, news, msgs) Chairman and Chief Executive W. Neal Jordan filed an action against two company officials June 27, according to an amended Schedule 13D filed Friday with the Securities and Exchange Commission.

According to the filing, Jordan filed suit in the U.S. District Court for the Eastern District of Kentucky against Chief Market Analyst Charles R. Clark and Chief Operating Officer and Chief Financial Officer A.J. Elko.

Jordan moved for a preliminary injunction seeking that: Jordan American be forbidden from issuing common shares or creating any class of securities with voting rights, or that the record date for any shareholders meeting in lieu of the aborted meeting held May 22 be April 2; that Jordan American otherwise be forbidden from conducting the business of the company outside of the ordinary course of business; and that Clark be removed as trustee of the Trusts for Children of Wallace Neal Jordan.

According to the filing, the motion was to be heard last Monday and Jordan agreed to continuance of the motion until July 23, after the two company officials agreed to maintain voluntarily the status quo pending the hearing, as if the relief sought by Jordan had been granted.

On June 4, the company announced that Jordan had been removed from his post. Clark also was appointed the new chair and Elko was named new chief executive.

-By Ben Siegel, Dow Jones Newswires; 202-628-7689

                                    EXHIBIT 3

Jordan American Chmn Seeks To Replace Co. Management, Bd
Updated: Friday, June 22, 2001 02:53 PM ET

WASHINGTON (Dow Jones)--Jordan American Holdings Inc. (JAHI, news, msgs) Chairman and Chief Executive W. Neal Jordan wants to replace the company's management and will nominate a slate of directors for the company, according to an amended Schedule 13D filed Friday with the Securities and Exchange Commission.

Jordan believes the company must cut overhead and expenses and return to the historic base of its operations, according to the filing.

Jordan believes that the company, under the control and direction of Chief Market Analyst Charles R. Clark and Chief Operating Officer and Chief Financial Officer A.J. Elko has increased expenses and embarked on a plan that minimizes the opportunity for revenue growth, all of which has been reflected in poor financial results, with a negative impact on the company's share price.

Jordan has a 41.2% stake in the company, beneficially owning 4,808,982 common shares.

According to the filing, the historic base of the company's revenue and profits has been its management of equity securities investment portfolios in individual accounts through its Equity Assets Management Inc. subsidiary, which was founded by Jordan in 1972 and sold to the company in August 1991. But, the filing said, Clark and Elko have caused the company to promote and emphasize its Impact Total Return Portfolio, a mutual fund begun in June 1997 for which the company receives a net fixed management fee of 0.65% a year of average net assets under management, or about one-third of the rate at which fees are payable to Equity Assets Management for fixed fee individually managed accounts.

"Jordan has come to believe that Clark and Elko have chosen to emphasize the portfolio, not for the benefit of the holders of common stock, but instead to lessen the reliance of the (company) on Jordan and his experience and impressive proven track record in the investment industry, and thereby facilitate the consolidation of their control of the (company)," the filing said. "Jordan believes that it is in the best interests of the shareholders of the (company) to return to the more profitable core business represented by (Equity Assets Management) management of individual investment portfolios, and reduce the emphasis on the less profitable Portfolio, with its high expenses and small, shared fixed fees."

According to the filing, Jordan reserves the right to demand, pursuant to applicable law, that the company promptly call an annual meeting or a special shareholder meeting to remove the individuals other than Jordan who are purporting to act as directors; to conduct a proxy or consent solicitation in connection with any such annual or special shareholders, including to amend the certificate of incorporation or by-laws of the company as necessary or advisable to facilitate the removal of incumbent directors other than Jordan; and to commence such legal, equitable and other proceedings as he may determine, in his discretion, are warranted based upon alleged breaches of fiduciary duty, violations of federal securities laws or other claims based upon or relating to the actions Clark and Elko.

According to the filing, at Jordan American's annual meeting on May 22, Clark delivered a management proxy for shares he owned in connection with the meeting. However, he revoked his proxy at the beginning of the meeting and Elko announced there was not a quorum present.

"It appears Clark and Elko also had solicited the revocation in writing of proxies" from other shareholders, the filing said. But the proxy statement didn't disclose management's right to solicit the revocation of proxies "in the event that management believed that it was necessary to obtain revocations to avoid a quorum as the means to preserve their positions and entrench their control."

According to the filing, if the revocations hadn't occurred, a quorum would have been present at the meeting.

Later that day, Elko called Jordan into his office with Clark and announced that the meeting constituted a special meeting. By a vote of two to one, Jordan was removed from all of his positions as an officer.

As reported June 4, the company announced that Jordan had been removed from his positions, citing the best interests of the corporation. The company also announced that the board appointed Clark as the new chairman and chief investment officer, Elko as the company's new president and chief executive and Emmett Pais, Certified Public Accountant, as the company's new chief financial officer.

According to the filing, beginning in May, the company, under the direction of Clark and Elko, began to breach the written employment agreement between the company and Jordan.

In addition, "Clark and Elko began issuing press releases concerning the foregoing recent events and, on information and belief, communicating with (Equity Assets Management) customers relating to their attempts to divorce Jordan from the company's operations and for the suspected purpose of persuading customers to transfer their (Equity Assets Management) individually managed accounts to the less profitable portfolio," the filing said.

Jordan American Holdings is a holding company whose principal subsidiary is an investment advisory firm that specializes in the management of accounts, the majority of which are held by high net worth investors, containing equity securities of United States public companies.

-Ben Siegel, Dow Jones Newswires; 202-628-7689

Chief Financial Officer Elko told Dow Jones Newswires Friday that Jordan is no longer the the company's chairman and chief executive, although Jordan's filing said "the principal occupation of Jordan has been as chairman of the board and chief executive officer of the (company)."

Jordan acknowledged in the filing that he does not control the day-to-day operations of the company.

-Ben Siegel, Dow Jones Newswires; 202-628-7689

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Mr. Jordan has not yet filed a proxy statement. Security holders are advised to read the proxy statement and other documents related to the solicitation of proxies by Mr. Jordan from the stockholders of Jordan American Holdings, Inc. for use at its 2001 annual meeting when they become available because it will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of Jordan American Holdings, Inc. and will be available at no charge on the Securities and Exchange Commission's website at http://www.sec.gov. Information relating to the proxy solicitation is contained in the Schedule 13D Amendments filed by Mr. Jordan with respect to Jordan American Holdings, Inc.. Those Schedule 13D Amendments are currently available at no charge on the Securities and Exchange Commission's website.